                                                                Exhibit 4(a)(10)

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                    ICF KAISER INTERNATIONAL, INC., Issuer

                                      and

      CYGNA CONSULTING ENGINEERS AND PROJECT MANAGEMENT, INC., Guarantor
                  KAISER GOVERNMENT PROGRAMS, INC., Guarantor
                         EDA, INCORPORATED, Guarantor
                  GLOBAL TRADE & INVESTMENT, INC., Guarantor
                        KAISER EUROPE, INC., Guarantor
                 ICF KAISER / GEORGIA WILSON, INC., Guarantor
               ICF KAISER OVERSEAS ENGINEERING, INC., Guarantor
                 ICF KAISER ENGINEERS PACIFIC, INC., Guarantor
                ICF KAISER ADVANCED TECHNOLOGY, INC., Guarantor



                                      TO



                         THE BANK OF NEW YORK, Trustee

                                _______________


                         Tenth Supplemental Indenture

                        Dated as of _________ __, 1999

                                      to

                    Indenture dated as of January 11, 1994

                                _______________


              $125,000,000 12% Senior Subordinated Notes due 2003



===============================================================================

          This TENTH SUPPLEMENTAL INDENTURE, dated as of _____ __, 1999, is entered into by and among ICF Kaiser International, Inc., a Delaware corporation (the "Company"), The Bank of New York, a New York banking corporation (the "Trustee"), and each of the following guarantors: Cygna Consulting Engineers and Project Management, Inc., a Delaware corporation; Kaiser Government Programs, Inc., a Delaware corporation formerly named ICF Kaiser Government Programs, Inc.; EDA, Incorporated, a Maryland corporation; Global Trade & Investment, Inc., a Delaware corporation; Kaiser Europe, Inc., a Delaware corporation formerly named ICF Kaiser Europe, Inc.; ICF Kaiser / Georgia Wilson, Inc., a Delaware corporation; ICF Kaiser Overseas Engineering, Inc., a Delaware corporation; ICF Kaiser Engineers Pacific, Inc., a Delaware corporation; and ICF Kaiser Advanced Technology, Inc., an Idaho Corporation (collectively, the "Guarantors").

                                 WITNESSETH:

          WHEREAS, the Company and the Trustee are parties to an Indenture dated as of January 11, 1994 (the "Indenture"), relating to the Company's 12% Senior Subordinated Notes due 2003 (the "Notes");

          WHEREAS, the Company has filed with the SEC a registration statement on Form S-4 (Registration No. 333-82643) (as amended or supplemented, the "Registration Statement"), relating, among other things, to Company's offer to purchase for cash at par on a pro rata basis a total of up to $40,000,000 principal amount of the Notes (the "Asset Sale Offer");

          WHEREAS, in order to effectuate such Asset Sale Offer, it is necessary, advisable and desirable to amend and delete certain provisions of the Indenture;

          WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may amend the Indenture or the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the then outstanding Notes;

          WHEREAS, the Company has obtained the written consents of a majority the Holders approving the transactions contemplated by the Registration Statement, including such Asset Sale Offer, and the amendment and deletion of certain provisions of the Indenture as set forth below;

          WHEREAS, in accordance with Section 10.02 of the Indenture, the Board of Directors of the Company has authorized the execution and delivery of this Tenth Supplemental Indenture and the Company has filed with the Trustee evidence of the consent of the Holders;

          WHEREAS, the Company, the Guarantors, and the Trustee have determined that this Tenth Supplemental Indenture complies with Section 10.02 of the Indenture, and, on the basis of the foregoing, the Trustee, having received the documents described in Section 10.06 of the Indenture, has determined that this Tenth Supplemental Indenture is in form satisfactory to it; and

          WHEREAS, the Trustee has accepted the trusts created by the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, and in evidence thereof has joined in the execution hereof;

          NOW, THEREFORE, in consideration of the premises and of the acceptance by the Trustee of the trusts created hereby and by the Indenture, and also for and in consideration of the sum of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt of which is hereby acknowledged, it is hereby covenanted and agreed, by and among the Company, the Guarantors, and the Trustee, as follows:

                                   ARTICLE 1

                            AMENDMENTS TO INDENTURE

          Section 1.01  Amendments.  Effective on the date hereof, the
                        ----------
Indenture is hereby amended as follows:

          (a) Sections 5.04 through 5.08, inclusive, 5.10, 5.11, 5.13 through 5.16, inclusive, and 6.01, are hereby deleted in their entirety.

          (b) Section 5.09 is hereby renumbered to be Section 5.04, Section 5.12 is renumbered to be Section 5.05, Section 5.17 is renumbered to be Section 5.06, and Section 6.02 is hereby renumbered to be Section 6.01.

          (c) Section 5.04 (as renumbered in accordance with Section 1.01(b) above) is amended as follows:

              (i)   The reference to Section 5.09 in clause (iii) of paragraph
     (b) of Section 5.04 is changed to be a reference to Section 5.04.

              (ii) A new paragraph (d) is inserted at the end of Section 5.04 to read as follows:

              "(d) Notwithstanding any provision contained in this Indenture, the consummation of the transactions contemplated by the Company's Registration Statement filed with the SEC on October 1, 1999 (Registration No. 333-82643), as amended or supplemented from time to time, relating, among other things, to the asset sale offer described therein, shall be expressly permitted under this Indenture and shall not be deemed to constitute a breach, violation or other contravention of any provision contained in this Indenture."

          (d) The reference to Section 5.12 in paragraph (b) of Section 5.06 (as renumbered in accordance with Section 1.01(b) above) is changed to be a reference to Section 5.05.

          (e) The phrase "in accordance with Section 6.01" in Section 6.01(a) (as renumbered in accordance with Section 1.01(b) above) is hereby deleted.

          (f) Section 7.01 is amended by deleting clause numbers (3) through
     (6), inclusive, and renumbering clause numbers (7) and (8) to be clause numbers (3) and (4), respectively. In addition, (i) clause (3) (as
                                                       -
     renumbered in accordance with the immediately preceding sentence) of
     Section 7.01 is amended by deleting the words "or any of its Subsidiaries" immediately after the words "the Company" and (ii) clause (4) (as
                                                    --
     renumbered in accordance with the immediately preceding sentence) of
     Section 7.01 is amended by deleting the words "or any of its Subsidiaries" in each of the four places where those words appear in subclauses (a), (b) and (c).

          (g) References to clauses (7) and (8) of Section 7.01 contained in (i)
                                                                              -
     Section 7.02, (ii) Section 7.04, and (iii) the last paragraph of Section
                    --                     ---
     8.06, are hereby amended to be references to clauses (3) and (4), respectively, of such Section 7.01.


                                   ARTICLE 2

                                 MISCELLANEOUS

          Section 2.01  Effect of Supplemental Indenture.  On the date hereof,
                        --------------------------------
the Indenture shall be supplemented in accordance herewith, and this Tenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          Section 2.02  Indenture Remains in Full Force and Effect.  Except as
                        ------------------------------------------
supplemented hereby and by the First through Ninth Supplemental Indentures, all provisions in the Indenture shall remain in full force and effect.

          Section 2.03  Indenture and Supplemental Indentures Construed
                        -----------------------------------------------
Together. All provisions of this Tenth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          Section 2.04  Confirmation and Preservation of Indenture.  The
                        ------------------------------------------
Indenture, as supplemented and amended by the First through Tenth Supplemental Indentures, is in all respects, including the Company's agreement to indemnify the Trustee pursuant to Section 8.06 of the Indenture, confirmed and preserved.

          Section 2.05  Conflict with Trust Indenture Act.  If any provision of
                        ---------------------------------
this Tenth Supplemental Indenture limits, qualifies, or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Tenth Supplemental Indenture, the provision of such Act shall control. If any provision of this Tenth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Tenth Supplemental Indenture, as the case may be.

          Section 2.06  Separability Clause.  In case any provision in this
                        -------------------
Tenth Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.07  Terms Defined in the Indenture.  All capitalized terms
                        ------------------------------
not otherwise defined herein (including capitalized terms used in the Recitals hereto) shall have the meanings ascribed to them in the Indenture.

          Section 2.08  Effect of Headings.  The Article and Section headings in
                        ------------------
this Tenth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

          Section 2.09  Benefits of Tenth Supplemental Indenture.  Nothing in
                        ----------------------------------------
this Tenth Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy, or claim under the Indenture, the First through Tenth Supplemental Indentures, or the Notes.

          Section 2.10  Successors and Assigns.  All covenants and agreements in
                        ----------------------
this Tenth Supplemental Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

          Section 2.11  Trustee Not Responsible for Recitals.  The recitals
                        ------------------------------------
contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

          Section 2.12  Certain Duties and Responsibilities of the Trustee.  In
                        --------------------------------------------------
entering into this Tenth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

          Section 2.13  GOVERNING LAW.  THIS TENTH SUPPLEMENTAL INDENTURE SHALL
                        -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          Section 2.14  Counterparts.  This Tenth Supplemental Indenture may be
                        ------------
executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, and the Company, the Guarantors, and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of ______________, 1999.


                            ICF KAISER INTERNATIONAL, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Executive Vice President and
                                      Chief Financial Officer


                            THE BANK OF NEW YORK, as Trustee

                            By:
                               ----------------------------------------
                               Name:
                               Title:


                            CYGNA CONSULTING ENGINEERS AND
                             PROJECT MANAGEMENT, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            KAISER GOVERNMENT PROGRAMS, INC.
                             (formerly ICF Kaiser Government Programs, Inc.)


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            EDA, INCORPORATED


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer

                            GLOBAL TRADE & INVESTMENT, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            KAISER EUROPE, INC.
                            (formerly ICF Kaiser Europe, Inc.)


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            ICF KAISER / GEORGIA WILSON, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            ICF KAISER OVERSEAS ENGINEERING, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            ICF KAISER ENGINEERS PACIFIC, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer


                            ICF KAISER ADVANCED TECHNOLOGY, INC.


                            By:
                               ----------------------------------------
                               Name:  Timothy P. O'Connor
                               Title: Treasurer